Exhibit 99.1

Press release dated as of November 10, 2009

Press Release	Source: Speedemissions Inc.

Speedemissions, Inc Reports Third Quarter 2009 Results

Company reports 144% increase in third quarter net income

ATLANTA, GA. November 10, 2009 /Business Wire/ — Speedemissions, Inc. (OTC Bulletin Board: SPMI—News), a leading vehicle emissions testing and safety inspections company with testing stores in Atlanta, Houston, St. Louis and Salt Lake City today announced its financial results for the third quarter ended September 30, 2009.

Third Quarter Highlights:

•

Revenue increased 2.6% to $2,599,350 for the third quarter of 2009 compared to revenue of $2,532,993 for the third quarter of 2008. The increase in revenue was led by a 4.6% increase in same store sales over the comparable period of 2008.

•	General and administrative expenses decreased 13.8% to $378,880 during the third quarter of 2009 compared to $439,285 in the same period of the prior year.

•	Net income for the third quarter of 2009 increased 144.4% to $60,531 or $0.01 per diluted share from net income of $24,769, or $0.00 per diluted share in the comparable period of 2008.

Year-to-Date Results:

•

Revenue increased 2.4% to $7,657,600 for the nine month period ended September 30, 2009 compared to revenue of $7,481,467 in the nine month period ended September 30, 2008. Same store sales increased 4.1% in the nine month period ended September 30, 2009 over the comparable period of 2008.

•	General and administrative expenses decreased 27.0% to $1,041,299 during the nine month period ended September 30, 2009 compared to $1,427,368 in the nine-month period ended September 30, 2008.

•	Net income for the nine-month period ended September 30, 2009 increased to $205,599 or $0.02 per diluted share from a net loss of $324,509 or ($0.06) per diluted share.

•	Since December 31, 2008, the Company has increased its cash balances by 31.0% and decreased its total liabilities by 20.0%.

Richard A. Parlontieri, President and Chief Executive Officer of Speedemissions commented:

“We’re pleased that we were able to increase revenue, increase same store sales and generate net income for the third consecutive quarter. We have increased our cash balance and reduced our liabilities during the quarter and first nine months of 2009. We were able to do all of this with our existing capital resources.”

About Speedemissions Inc. http://www.speedemissions.com

Speedemissions, Inc., based in Atlanta, Georgia, is a leading vehicle emissions testing and safety inspections company in the United States. We provide services in certain areas where auto testing is mandated by the Environmental Protection Agency (EPA). Since the emissions testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle emissions testing service. The current focus of the company is in the Atlanta, Georgia; Houston, Texas; St. Louis, Missouri and Salt Lake City, Utah markets.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions’ products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

For Further Information: Contact Michael Shanahan, Chief Financial Officer, 770-306-7667.

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash	$671,604	$512,492
Other current assets	144,038	137,691

Total current assets	815,642	650,183
Property and equipment, at cost less accumulated depreciation and amortization	1,038,627	1,214,737
Goodwill	7,100,572	7,100,572
Other assets	101,787	100,937

Total assets	$9,056,628	$9,066,429

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$227,850	$498,554
Accrued liabilities	302,536	237,127
Current portion of capitalized lease obligations	45,896	41,962
Current portion of equipment financing obligations	18,204	16,362
Current portion - deferred rent	17,949	17,949

Total current liabilities	612,435	811,954
Capitalized lease obligations, net of current portion	105,966	140,897
Equipment financing obligations, net of current portion	50,538	64,431
Deferred rent	227,953	230,521
Other long term liabilities	7,350	7,350

Total liabilities	1,004,242	1,255,153

Commitments and contingencies
Series A convertible, redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding; liquidation preference: $5,133,000	4,579,346	4,579,346

Shareholders’ equity:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 2,481,482 shares issued and outstanding; liquidation preference: $6,372,446	2,481	2,481
Common stock, $.001 par value, 250,000,000 shares authorized, 5,162,108 shares issued and outstanding	5,162	5,162
Additional paid-in capital	15,785,466	15,749,955
Accumulated deficit	(12,320,069)	(12,525,668)

Total shareholders’ equity	3,473,040	3,231,930

Total liabilities and shareholders’ equity	$9,056,628	$9,066,429

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
Revenue	$2,599,350	$2,532,993	$7,657,600	$7,481,467
Costs of operations:
Cost of emission certificates	560,042	515,882	1,673,285	1,579,729
Store operating expenses	1,595,521	1,541,643	4,743,112	4,551,415
General and administrative expenses	378,880	439,285	1,041,299	1,427,368
Gain on disposal of non-strategic assets	(5,500)	(51,471)	(30,330)	(51,471)

Operating income (loss)	70,407	87,654	230,234	(25,574)
Interest income (expense)
Interest income	34	226	85	1,346
Interest expense	(9,910)	(9,183)	(24,720)	(28,160)

Interest expense, net	(9,876)	(8,957)	(24,635)	(26,814)

Income (loss) from continuing operations	60,531	78,697	205,599	(52,388)
Loss from discontinued operations	—	(53,928)	—	(272,121)

Net income (loss)	$60,531	$24,769	$205,599	$(324,509)

Basic net income (loss) per share from continuing operations	$0.01	$0.02	$0.04	$(0.01)

Diluted net income (loss) per share from continuing operations	$0.01	$0.01	$0.02	$(0.01)

Basic net income (loss) per share from discontinued operations	$—	$(0.01)	$—	$(0.05)

Diluted net income (loss) per share from discontinued operations	$—	$(0.01)	$—	$(0.05)

Basic net income (loss) per share	$0.01	$0.00	$0.04	$(0.06)

Diluted net income (loss) per share	$0.01	$0.00	$0.02	$(0.06)

Weighted average common shares outstanding, basic	5,162,108	5,162,108	5,162,108	5,162,108

Weighted average common shares outstanding, diluted	9,439,606	9,439,606	9,439,606	5,162,108

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2009	2008
Operating activities:
Net income (loss)	$205,599	$(324,509)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	240,546	256,340
Gain on disposal of assets	(30,330)	(51,471)
Share based compensation expenses	35,511	141,422
Changes in operating assets and liabilities:
Other current assets	(6,347)	31,329
Other assets	(850)	(3,750)
Accounts payable and accrued liabilities	(205,296)	(138,166)
Other liabilities	(2,568)	(7,169)

Net cash provided by (used in) operating activities	236,265	(95,974)

Cash flows from investing activities:
Proceeds from disposal of assets	30,330	120,407
Purchases of property and equipment	(64,435)	(184,927)

Net cash used in investing activities	(34,105)	(64,520)

Cash flows from financing activities:
Payments on financing obligations	(12,051)	(10,465)
Payments on capitalized leases	(30,997)	(26,994)

Net cash used in financing activities	(43,048)	(37,459)

Net increase (decrease) in cash	159,112	(197,953)
Cash at beginning of period	512,492	804,662

Cash at end of period	$671,604	$606,709

Supplemental Information:
Cash paid during the period for interest	$23,288	$28,161

Non-cash Investing and Financing activities:
Non-cash asset additions for financed and capital leases	$—	$31,425